

11200E
11600E
12000E
12400E
12800E
WEST
PRINCIPAL
CROWN PILLAR
-400m
-400m
-800m
-800m
550 m
690 m
790 m
118 - 120
Infill drilling area
3.8/21.8
5.6/25.3
2.9/11.7
5.0/11.0
9.6/3.4
2.5/8.2
5.8/4.1
5.6/17.2
4.8/19.8
5.3/9.1
5.0/7.1
29.0/8.6
6.6/2.7
8.3/6.3
15.7/3.2
3.2/5.5
3.4/7.3
4.5/5.4
2.3/12.8
3.4/15.1
3.6/9.0
5.6/7.0
6.7/9.6
2.8/18.1
7.7/21.0
2.6/27.2
3.3/20.3
3.7/13.9
10.0/3.0
12.2/7.2
5.6/4.5
0
200m
Legend
Mineable Reserves
Indicated Resources
Inferred Resources
Existing Infrastructure
Preproduction Development 2006
Proposed Development Feasibility study
Exploration Area
New U/G Holes Reported
Metal Factor >50
Metal Factor >15
Metal Factor <15
Previous Hole reported
8.4/7.1 = g/t Gold/m
AURIZON MINES LTD.
CASA BERARDI PROJECT
QUEBEC
Composite Vertical Longitudinal Section
Principal and West Mine Area
As of April 10, 2006

Reference: News Release Issue No. 7-2006